Exhibit 23

                      CONSENT OF AUDITORS


Penns Woods Bancorp, Inc.
Jersey Shore, Pennsylvania


     We hereby consent to the inclusion of our opinion dated January 15, 1999 on the consolidated statements of income changes in shareholders' equity, and cash flows of Penns Woods Bancorp, Inc. and subsidiaries (the "Company") for the year ended December 31, 1998, in the Company's 2000 Annual Report to Shareholders and Form 10K.


                             /s/ Parente Randolph, PC

Williamsport, Pennsylvania
March 28, 2001